Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our Report, dated May 12, 2006 relating to the consolidated financial statements of Soluris, Inc. and Subsidiaries as of December 31, 2005 as a part of this Form 8-K, and to its incorporation by reference in the Amendment No. 1 to Registration Statement No. 333-133033 of Nanometrics Incorporated on Form S-4.

/s/ VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

May 30, 2006